354 Eisenhower Parkway Plaza I, Second Floor Livingston, NJ 07039 TEL: (973) 994-3999 FAX: (973) 994-3001
NEWS
COLUMBIA LABORATORIES ANNOUNCES
REGISTERED DIRECT COMMON STOCK OFFERING
LIVINGSTON, NJ— August 22, 2008—Columbia Laboratories, Inc. (Nasdaq: CBRX) today announced that it has priced a transaction to raise up to approximately $4.7 million through the sale of up to approximately 1.3 million shares of its common stock at a price of $3.50 per share in a registered direct offering. Net proceeds are expected to be up to approximately $4.1 million after offering-related fees and expenses. Columbia intends to use the net proceeds from the offering for general corporate purposes, including funding its clinical development and other research and development activities, internal and/or collaborative sales, marketing and distribution expenditures, capital expenditures and working capital needs.
The transaction is expected to close on or about August 26, 2008, subject to satisfaction of customary closing conditions. The Benchmark Company, LLC served as placement agent for the transaction.
The shares are being offered pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. The shares of common stock may be offered only by means of a prospectus and accompanying prospectus supplement, a copy of which can be obtained from The Benchmark Company, LLC, 40 Fulton Street, 19th Floor, New York, NY 10038, or by calling (800) 207-7455.
An electronic copy of the prospectus supplement will also be available on the website of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
About Columbia Laboratories
Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the women’s healthcare and endocrinology markets that use its novel bioadhesive drug delivery technology. Columbia markets CRINONE® 8% (progesterone gel) and PROCHIEVE® 8% (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency. The Company also markets STRIANT® (testosterone buccal system) for the treatment of hypogonadism in men. The Company’s partners market CRINONE® 8%, STRIANT®, and three other products to additional U.S. and foreign markets. The Company’s research and development programs include the PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix at mid-pregnancy and a vaginal lidocaine product to

Columbia Laboratories Announces Registered Direct Common Stock Offering	Page 2 of 2
August 22, 2008
prevent and treat dysmenorrhea. For more information, please visit www.columbialabs.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about Columbia Laboratories, Inc.’s expectations, including, without limitation the statements related to whether or not the Company will complete the financing described in this press release, the intended use of proceeds and the future clinical and other development of, and potential applications for, the Company’s product candidates. Such forward-looking statements involve certain risks and uncertainties; actual results may differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: the successful marketing of CRINONE® 8% (progesterone gel), PROCHIEVE® 8% (progesterone gel), and STRIANT® (testosterone buccal system) in the U.S.; the timely and successful development of new products, including vaginal lidocaine to prevent and treat dysmenorrhea, and new indications for current products, including PROCHIEVE® 8% to reduce the risk of preterm birth in women with a short cervix in mid-pregnancy; the timely and successful completion of clinical studies, including the clinical studies of our vaginal lidocaine product candidate and the ongoing Phase III PREGNANT (PROCHIEVE® Extending GestatioN A New Therapy) Study of PROCHIEVE® 8% in short cervix patients; success in obtaining acceptance and approval of new products and new indications for current products by the FDA and international regulatory agencies; the impact of competitive products and pricing; competitive economic and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the Securities and Exchange Commission. Columbia Laboratories undertakes no obligation to publicly update any forward-looking statements.
###
Contact:
James A. Meer, Senior Vice President, CFO & Treasurer
Columbia Laboratories, Inc.
(973) 486-8860
Melody A. Carey, Co-President
Rx Communications Group, LLC
(917) 322-2571